FOR IMMEDIATE RELEASE

RCS Capital Corporation Completes Acquisition of J.P. Turner & Company

Transaction Consistent With Company’s Previously Announced Strategy
of Growing Retail Investment Advice Platform

Currently Second Largest U.S. Independent Retail Advice Network

NEW YORK, NY, June 13, 2014 - RCS Capital Corporation (“RCAP”) (NYSE: RCAP), announced today that on June 12, 2014, it closed its previously announced acquisition of JP Turner & Company, LLC, an independent brokerage and investment banking firm, and its affiliated investment advisory company, J.P. Turner & Company Capital Management, LLC (together, “J.P. Turner”) headquartered in Atlanta, Georgia.

J.P. Turner adds approximately 323 financial advisors in 176 branch offices across the United States, with a concentration in the southeast, to RCAP’s existing network of over 7,150 financial advisors. In addition, J.P. Turner offers investment banking services and had $4.3 billion in assets under administration and approximately 50,000 clients as of March 31, 2014.

“The completion of the of J.P. Turner & Company acquisition further expands our retail advice platform with a complementary network of experienced financial advisors and value added services,” said Lawrence Roth, Chief Executive Officer of RCAP’s retail advice platform, Cetera Financial Group. “With its strong brand and broad platform of investment services and track record of steady growth, we believe J.P. Turner is an ideal fit within our growing portfolio of investment advice and solutions for the mass affluent retail investor. With more than $4 billion of assets under administration and over 300 financial advisors, this accretive acquisition increases the scope and scale of our financial advisor footprint, adds additional management team expertise and presents the potential for meaningful operational synergies and continued growth in long-term shareholder value. We are confident that these factors will enable RCAP to better meet the needs of our clients and deliver enhanced value to our shareholders.”

“Our management team and over 300 financial advisors are excited to join RCAP and the Cetera Financial Group family of broker-dealers,” said Tim McAfee, Founding Partner of J.P. Turner. “This transaction will allow us to benefit from RCAP’s scope and scale to deliver greater benefits to our clients, including access to a more diversified portfolio of best-in-class investment solutions.  We look forward to supporting RCAP’s mission to bring greater value and a broader suite of investment solutions to the conventional retail investing process.”

RCS Capital, the investment banking and capital markets division of Realty Capital Securities, LLC, acted as the financial advisor to RCAP.

About RCAP

RCS Capital Corporation (NYSE: RCAP) is an investment firm expressly focused on the retail investor. RCAP is engaged in the wholesale distribution, investment banking and capital markets businesses, and a research business focused on alternative investments. RCAP also will be engaged in the retail advice and investment management business upon closing of pending acquisitions of independent broker-dealers, including Cetera, and an investment manager. RCAP's business is designed to capitalize, support, grow and manage direct investment and alternative investment programs, and to serve independent financial advisors and their clients. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Important Notice

The statement in this press release include statements regarding the intent, belief or current expectations of RCAP and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including our ability to consummate our pending acquisitions of businesses other than Cetera. Additional factors that may affect future results are contained in RCAP's filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Investor Inquiries:

Anthony J. DeFazio SVP of Public Relations DDCwork tdefazio@ddcworks.com (484) 342-3600	Andrew G. Backman Managing Director Investor Relations and Public Relations RCS Capital Corporation ABackman@rcscapital.com (917) 475-2135	Brian D. Jones Chief Financial Officer RCS Capital Corporation BJones@rcscapital.com (866) 904-2988